UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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ANSYS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, PA 15317

May 12, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ANSYS, Inc. (the “Company”) to be held on Thursday, June 15, 2006, at 2:00 p.m. Eastern Time, at the Southpointe Club located at Southpointe, 360 Southpointe Boulevard in Canonsburg, Pennsylvania (the “Annual Meeting”).

The Annual Meeting has been called for the purposes of (i) electing three Class I Directors for three-year terms; (ii) approving an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock by 100,000,000 shares, from 50,000,000 shares to 150,000,000 shares; (iii) approving an amendment to the Second Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan to increase the number of shares available for offering thereunder by 2,000,000 shares, from 10,700,000 shares to 12,700,000 shares, to remove the Company’s ability to grant discount options in lieu of cash compensation, and to provide that the Company may “cash out” options in connection with a sale of the Company in which the Company’s stockholders receive cash consideration; (iv) ratifying the selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm; and (v) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 3, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the nominees of the Company’s Board of Directors as Class I Directors of the Company; “FOR” the amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock; “FOR” the amendment to the Second Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan; and “FOR” the ratification of Deloitte and Touche LLP as the Company’s independent registered public accounting firm.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE ENCLOSED PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; OR (3) MARK, DATE AND SIGN THE PROXY CARD RETURNING IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON JUNE 14, 2006. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Sincerely,

/s/ James E. Cashman III

James E. Cashman III

President and

Chief Executive Officer

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, PA 15317

(724) 746-3304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 15, 2006

Notice Is Hereby Given that the Annual Meeting of Stockholders of ANSYS, Inc. (the “Company”) will be held on Thursday, June 15, 2006, at 2:00 p.m. Eastern Time, at the Southpointe Club, Southpointe, 360 Southpointe Boulevard in Canonsburg, Pennsylvania (the “Annual Meeting”), for the purpose of considering and voting upon:

1.	The election of three Class I Directors for three-year terms;

2.	The approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock by 100,000,000 shares, from 50,000,000 shares to 150,000,000 shares;

3.	The approval of an amendment to the Second Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan to increase the number of shares available for offering thereunder by 2,000,000 shares, from 10,700,000 shares to 12,700,000 shares, to remove the Company’s ability to grant discount options in lieu of cash compensation, and to provide that the Company may “cash out” options in connection with a sale of the Company in which the Company’s stockholders receive cash consideration;

4.	The ratification of the selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 3, 2006 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

/s/ Sheila S. DiNardo

Sheila S. DiNardo

Vice President, General Counsel

and Secretary

Canonsburg, Pennsylvania

May 12, 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE ENCLOSED PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; OR (3) MARK, DATE AND SIGN THE PROXY CARD RETURNING IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON JUNE 14, 2006. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, PA 15317

(724) 746-3304

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 15, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANSYS, Inc. (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 15, 2006 at 2:00 p.m. Eastern Time at the Southpointe Club, Southpointe, 360 Southpointe Boulevard in Canonsburg, Pennsylvania, and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of three Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2009 and until such Director’s successor is duly elected and qualified;

2.	The approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock by 100,000,000 shares, from 50,000,000 shares to 150,000,000 shares;

3.	The approval of an amendment to the Second Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan, as amended (the “Option Plan”) to increase the number of shares available for offering thereunder by 2,000,000 shares, from 10,700,000 shares to 12,700,000 shares, to remove the Company’s ability to grant discount options in lieu of cash compensation, and to provide that the Company may “cash out” options in connection with a sale of the Company in which the Company’s stockholders receive cash consideration (the “Option Plan Amendment”);

4.	The ratification of the selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about May 12, 2006 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on May 3, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 38,273,775 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 335 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the Class I Directors. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Class I Directors and, therefore, will not have an effect on the election of the Class I Directors.

The affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment is required for the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock by 100,000,000 shares, from 50,000,000 shares to 150,000,000 shares. Each of Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P. (the “Willis Stein Entities”) have entered into a voting agreement with the Company, pursuant to which they have agreed to vote their shares of Common Stock in favor of the amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock. The Willis Stein Entities hold 3,815,323 shares of Common Stock or 9.97% of the outstanding shares of Common Stock. The voting agreement will terminate on the earlier of the day following the Annual Meeting or on the mutual agreement of the parties. Broker non-votes and abstentions will have the effect of a vote against the approval of the amendment to the Company’s Restated Certificate of Incorporation.

The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the Option Plan Amendment to increase the number of shares available for offering thereunder by 2,000,000 shares, from 10,700,000 shares to 12,700,000 shares, to remove the Company’s ability to grant discount options in lieu of cash compensation, and to provide that the Company may “cash out” options in connection with a sale of the Company in which the Company’s stockholders receive cash consideration. The Willis Stein Entities have entered into a voting agreement with the Company, pursuant to which they agreed to vote their shares of Common Stock in favor of the Option Plan Amendment. The Willis Stein Entities hold 3,815,323 shares of Common Stock or 9.97% of the outstanding shares of Common Stock. The voting agreement will terminate on the earlier of the day following the Annual Meeting or on the mutual agreement of the parties. Broker non-votes will not be considered present and represented and entitled to vote on this matter and, therefore, will not have an effect on the ratification of the approval of the Option Plan Amendment. Abstentions will be counted as voting against the approval of the Option Plan Amendment.

The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the ratification of the selection of the independent registered public accounting firm. Broker non-votes will not be considered present and represented and entitled to vote on this matter and, therefore, will not have an effect on the ratification of the selection of the independent registered public accounting firm. Abstentions will be counted as voting against the ratification of the selection of the independent registered public accounting firm.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. You may also vote by telephone or over the internet in accordance with the procedures on the Proxy Card. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominees for Director listed in this Proxy Statement; the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock and the other amendments discussed in this Proxy Statement; the approval of the Option Plan Amendment to increase the number of shares available for offering under the Company’s Option

Plan and the other amendments discussed in this Proxy Statement; and the ratification of the Company’s selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm. It is not anticipated that any matters other than the election of Class I Directors; the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock; the approval of the Option Plan Amendment; and the ratification of the Company’s selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. Internet and telephone voting procedures verify stockholders’ identities and allow stockholders to confirm that voting has been recorded correctly. Stockholders voting over the internet should realize that there may be additional costs with electronic access, such as usage charges from internet access providers that must be paid by the stockholder.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2005 (“Fiscal 2005”), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of eight members and is divided into three classes, with three Directors in Class I, two Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting.

At the Annual Meeting, three Class I Directors will be elected to serve until the annual meeting of stockholders in 2009 and until such Director’s successor is duly elected and qualified. Based on the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors has nominated Peter J. Smith, Bradford C. Morley, and Patrick J. Zilvitis for re-election as the Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Peter Smith, Mr. Morley and Mr. Zilvitis as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees as Class I Directors of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS I DIRECTORS OF THE COMPANY.

PROPOSAL 2

AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO

INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has adopted, and is seeking stockholder approval of, the amendment to the Company’s Restated Certificate of Incorporation, attached hereto as Exhibit A, that increases the number of authorized shares of the Company’s Common Stock, from 50,000,000 shares to 150,000,000 shares (the “Amended Certificate”). The provisions of the Restated Certificate of Incorporation permitting the Company to issue up to 2,000,000 shares of undesignated preferred stock will not be changed by the Amended Certificate. Subject to stockholder approval of the Amended Certificate, the Board of Directors has designated an additional 100,000,000 shares of Common Stock, such that the total number of authorized shares is 150,000,000.

As of May 3, 2006, approximately 38,273,775 shares of the Company’s Common Stock were issued and outstanding, approximately 5,410,000 shares of the Company’s Common Stock remain reserved for issuance under the Company’s Option Plan, and approximately 377,000 shares of the Company’s Common Stock remain reserved for issuance under the Company’s Employee Stock Purchase Plan, leaving approximately 5,939,000 shares of the Company’s Common Stock currently authorized and available for issuance. The additional Common Stock to be authorized by the proposed amendment would have rights identical to the currently authorized and outstanding Common Stock of the Company. If the amendment is adopted, it will become effective upon filing the Amended Certificate with the Secretary of State of the State of Delaware.

Reasoning for Amendment to the Company’s Restated Certificate of Incorporation

The Company’s Restated Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of Common Stock. In October 2004, the Company effected a two-for-one stock split of its Common Stock. On May 1, 2006, the Company acquired Fluent Inc. (“Fluent”). In connection with this acquisition, the Company issued approximately 6,000,000 shares of Common Stock and more than doubled its headcount. Accordingly, the Board of Directors believes the Company may need additional shares of Common Stock in the future and recommends that the stockholders approve the proposed increase in the number of authorized shares. If this proposal is adopted, the Company will have approximately 38,300,000 shares issued and outstanding and approximately 105,900,000 shares authorized and available for issuance.

The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock following the two-for-one stock split effective October 2004 and the Fluent acquisition in order to maintain a reserve of shares available for immediate issuance to meet business needs promptly as they arise. The Board of Directors believes that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of Common Stock, such as other acquisitions or stock splits. In addition, the increase in the number of authorized shares of Common Stock will allow the Company to continue providing equity incentives to its employees, officers and directors.

All authorized but unissued shares of Common Stock will be available for issuance from time-to-time for any proper purpose approved by the Board of Directors (including issuances to raise capital or effect acquisitions, future stock splits by means of a dividend, and issuances in connection with stock-based employee benefit plans). There are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized Common Stock except for issuances in the ordinary course of business. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of Nasdaq.

The additional shares of Common Stock to be authorized by the Amended Certificate would have rights identical to the currently authorized and outstanding Common Stock of the Company. The Company’s stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders.

If this Proposal 2 is approved by the stockholders, the increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized but unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions, which would make a change in control of the Company more difficult, and therefore, less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve the Amended Certificate. If the stockholders approve this Proposal 2, the Board of Directors intends to file the Amended Certificate with the Secretary of State of the State of Delaware. If this Proposal 2 is not approved by the stockholders, the Company’s Restated Certificate of Incorporation will continue as currently in effect.

Vote Required For Approval

The affirmative vote of a majority of total votes eligible to be cast by holders of the voting stock with respect to such amendment is required for the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock. The Willis Stein Entities have entered into a voting agreement with the Company, pursuant to which they agreed to vote their shares of Common Stock in favor of the amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock. The Willis Stein Entities hold 3,815,323 shares of Common Stock or 9.97% of the outstanding shares of Common Stock. The voting agreement will terminate on the earlier of the day following the Annual Meeting or on the mutual agreement of the parties.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 100,000,000 SHARES, FROM 50,000,000 SHARES TO 150,000,000 SHARES.

PROPOSAL 3

AMENDMENT TO THE COMPANY’S OPTION PLAN

The Board of Directors has adopted, and is seeking stockholder approval of, the Third Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Third Amended and Restated Option Plan”) which would (a) increase the number of shares available for awards by 2,000,000 shares, from 10,700,000 shares to 12,700,000 shares, (b) remove the Company’s ability to grant discount options in lieu of cash compensation, and (c) permit the Company to “cash out” options in connection with a sale of the Company in which the Company’s stockholders will receive cash consideration. A copy of the Third Amended and Restated Option Plan is attached hereto as Exhibit B.

Prior to the adoption of the Third Amended and Restated Option Plan, the Company previously amended the Company’s Option Plan on February 9, 2006 as follows:

•	Removal of the automatic annual stock option grants to independent directors and the automatic grant of stock options to any newly elected independent directors upon commencement of the initial term as a director.

•	Removal of the provision that permitted the exercise price of stock options granted to independent directors to equal the average fair market value over the ten trading days prior to the date of grant.

•	Addition of a provision for the Chairman and each independent, non-affiliated director to elect annually in advance to receive an annual award of either (i) 3,600 deferred stock units, granted quarterly in arrears, or (ii) non-qualified stock options to acquire 12,000 shares of Common Stock, granted quarterly in arrears. As amended, the Option Plan specifies that any such deferred stock awards will be fully vested upon grant, but not paid to the recipient in shares of Common Stock until each such recipient’s cessation of service as a director of the Company. As amended, the Option Plan also specifies that any such non-qualified stock option grants will have an exercise price equal to the fair market value of the Common Stock on the date of grant (rather than the lesser of the fair market value on the date of grant or the average fair market value for a period of ten days prior to the date of grant) and shall become exercisable as specified by the Compensation Committee of the Board (the “Committee”) (rather than automatically exercisable in annual installments over four years).

The Company’s Option Plan may be administered by the Committee. The Committee, in its discretion, may grant a variety of incentive awards based on the Common Stock of the Company. Awards under the Company’s Option Plan include stock options (both incentive options and non-qualified options), restricted stock awards, performance shares, unrestricted stock, dividend equivalent rights and deferred stock awards. Each of these awards is described in greater detail below.

Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that currently can be issued under the Company’s Option Plan is 10,700,000 shares. If approved by stockholders, the total number of shares that could be issued under the Company’s Third Amended and Restated Option Plan would be increased by 2,000,000 shares to 12,700,000 shares. Based solely on the closing price of the Common Stock as reported on the Nasdaq National Market on April 28, 2006, the maximum aggregate market value of the additional Common Stock that could potentially be issued under the Company’s Third Amended and Restated Option Plan is $112,900,000. The shares issued by the Company under the Company’s Third Amended and Restated Option Plan may be authorized but unissued shares or shares reacquired by the Company. To the extent that shares subject to an outstanding award under the Company’s Third Amended and Restated Option Plan are not issued or delivered by reason of the expiration, termination, cancellation, or forfeiture of such award or by reason of the delivery of shares to pay all or a portion of the exercise price of an award, if any, or the delivery of shares to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares shall again be available under the Company’s Third Amended and Restated Option Plan. The proposed Third Amended and Restated Option Plan also provides that the Company can no longer grant discounted options in lieu of cash compensation.

No more than fifty percent (50%) of the number of shares of Common Stock available for issuance under the Option Plan as of May 8, 2003, and as approved by the Company’s stockholders at the 2003 Annual Meeting of Stockholders (which such number shall be deemed to include any shares of Common Stock that become re-available for issuance due to their forfeiture, cancellation or reacquisition by the Company after such date) may be issued in the form of non-stock option awards. In addition, to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), stock options with respect to no more than 600,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period.

Recommendation

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers, employees, directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The

Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the Third Amended and Restated Option Plan with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On May 1, 2006, the Company acquired Fluent Inc. (“Fluent”), and as a result, more than doubled its employee headcount. With the expansion of the Company’s employee base, the relatively small number of shares remaining under the Company’s Option Plan will not be adequate for its future needs. Additionally, as the Company continues to grow, it may need the flexibility to provide larger grants to key employees as an incentive to them to manage expanded levels of operations and achieve growth targets.

The amendment to increase the number of shares in the Company’s Option Plan is necessary to provide for an adequate number of shares available for grant in the future. Accordingly, the Board of Directors has voted, subject to stockholder approval, to adopt the Third Amended and Restated Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE THIRD AMENDED AND RESTATED OPTION PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

Summary of the Company’s Third Amended and Restated Option Plan

The following description of certain features of the Company’s Third Amended and Restated Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Company’s Third Amended and Restated Option Plan that is attached hereto as Exhibit B.

Plan Administration.     The Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Company’s Third Amended and Restated Option Plan. The Committee may delegate to the chief executive officer of the Company the authority to grant certain awards to employees who are not executive officers of the Company.

Eligibility and Limitations on Grants.     Persons eligible to participate in the Company’s Third Amended and Restated Option Plan will be those officers, employees, directors, consultants and other key persons of the Company and its subsidiaries as selected from time to time by the Committee. Approximately 1,350 individuals are currently eligible to participate in the Company’s Third Amended and Restated Option Plan.

The maximum award of stock options granted to any one individual will not exceed 600,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period.

Stock Options.     The Company’s Third Amended and Restated Option Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. Options granted under the Company’s Third Amended and Restated Option Plan will be non-qualified options if they (a) fail to qualify as incentive options, (b) are granted to a person not eligible to receive incentive options under the Code, or (c) otherwise so provide. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors. The option exercise price of each option will be determined by the Committee but will not be less than 100% of the fair market value of the Common Stock on the date of grant.

The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Company’s Third Amended and Restated Option Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Committee.

Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock that meet such requirements as may be specified by the Committee, including shares of Common Stock that are not subject to any restrictions imposed by the Company and that have been held by the optionee for at least six months. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

At the discretion of the Committee, stock options granted under the Company’s Third Amended and Restated Option Plan may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain an equity interest in the Company without dilution.

Automatic Grants to Non-Employee, Non-Affiliated Directors.     The Company’s Third Amended and Restated Option Plan provides for the automatic grant of an annual equity award to the Chairman of the Board of Directors and to each non-employee, non-affiliated Director who is serving as a director of the Company on the fifth business day after each annual meeting of stockholders. The Chairman and each such Director may elect annually, in advance, whether his or her annual equity award will consist of a deferred stock award for 3,600 deferred stock units or non-qualified stock options to acquire 12,000 shares. Any such deferred stock award will be granted quarterly in arrears, will be fully vested upon grant and will be paid to the recipient in the form of shares of Common Stock as soon as reasonably practicable following his or her cessation of service as a Director of the Company, but in no event more than two and one-half months after the end of the year in which such cessation of service occurs. Any such non-qualified stock options will be granted quarterly in arrears, will have an exercise price equal to the fair market value of Common Stock on the date of grant and will become exercisable as specified by the Committee. Such non-qualified options will expire seven years from the date of grant.

Restricted Stock.     The Committee may award shares of Common Stock under the Company’s Third Amended and Restated Option Plan subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. If the performance goals and other restrictions are not attained, the grantee will forfeit their awards of restricted stock to the Company.

Unrestricted Stock.     The Committee may grant shares of Common Stock under the Company’s Third Amended and Restated Option Plan (at no cost or for a purchase price determined by the Committee) that are free from any restrictions. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Performance Share Awards.     The Committee may grant performance share awards under the Company’s Third Amended and Restated Option Plan entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine.

Dividend Equivalent Rights.     The Committee may grant dividend equivalent rights under the Company’s Third Amended and Restated Option Plan that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the Company’s Third Amended and Restated Option Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company’s dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award. Dividend equivalent rights payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

Deferred Stock Awards.     The Committee may award phantom stock units as deferred stock awards to participants under the Company’s Third Amended and Restated Option Plan. Deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the deferred stock awards may be credited with dividend equivalent rights. With the Committee’s consent and subject to the participant’s compliance with the procedures established by the Committee, a participant may make an advance election to receive a portion of his or her compensation otherwise due in the form of a deferred stock award.

Tax Withholding.     Participants in the Company’s Third Amended and Restated Option Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards.

Adjustments for Stock Dividends, Stock Splits, Etc.     The Company’s Third Amended and Restated Option Plan authorizes the Committee to make appropriate adjustments to outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, consolidation, sale of the Company or similar event, the Committee will make appropriate adjustments in the limits specified in the Company’s Third Amended and Restated Option Plan and to outstanding awards. The Committee may also adjust outstanding awards to take into consideration material changes in accounting practices or extraordinary dividends or similar events if the Committee determines that such adjustments are appropriate.

Change in Control Provisions.     The Company’s Third Amended and Restated Option Plan provides that in the event of a transaction (as defined in the Company’s Third Amended and Restated Option Plan) resulting in a change in control of the Company, all stock options held by non-employee directors will automatically become fully exercisable. All other awards may become exercisable, vested and/or non-forfeitable in connection with a change in control either as provided in the applicable award agreement or in the Committee’s discretion. In addition, the Company’s Third Amended and Restated Option Plan and all awards will terminate at the effective time of a transaction unless the awards are assumed by the successor entity. In the event that awards are so terminated, each optionee will have a period of at least 15 days to exercise his or her stock options to the extent then exercisable. Further, under the proposed amendment to the Third Amended and Restated Option Plan, in the event of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options equal to the difference between the per share cash consideration and the exercise price of the options.

Amendments and Termination.     The Board of Directors may, at any time, amend or discontinue the Company’s Third Amended and Restated Option Plan, and the Committee may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that require the approval of stockholders pursuant to applicable law or regulation will be subject to approval by stockholders. In addition, except in connection with a reorganization of the Company or a merger or other transaction, the Board may not reduce the exercise price of an outstanding stock option or effect repricing of an outstanding stock option through cancellation or regrants without stockholder approval.

Effective Date of Third Amended and Restated Option Plan

The Company’s Option Plan first became effective in 1996 and was subsequently amended and restated in 2003 and 2004. The Board of Directors adopted an amendment to the current Option Plan on February 9, 2006 which did not require stockholder approval. The Board also adopted the proposed Option Plan Amendment on February 9, 2006. The proposed Option Plan Amendment, increasing the number of shares that may be granted under the Company’s Third Amended and Restated Option Plan, and amending such other provisions as described in this Proxy Statement, will not be effective unless and until approved by the stockholders. Awards of incentive options may be granted under the Company’s Third Amended and Restated Option Plan until February 9, 2016. No other awards may be granted under the Company’s Third Amended and Restated Option Plan after the date that is 10 years from the date of stockholder approval.

New Plan Benefits

No grants have been made with respect to the additional shares of Common Stock to be reserved for issuance under the Company’s Third Amended and Restated Option Plan. The number of shares that may be granted to the Company’s Chief Executive Officer, executive officers, non-employee Directors and non-executive officers under the Company’s Third Amended and Restated Option Plan is undeterminable at this time, as such grants are subject to the discretion of the Committee and/or the election of each non-affiliate independent Director.

The number of shares of Common Stock that were granted to the Company’s Chief Executive Officer, all executive officers, all non-employee Directors and all other employees (other than executive officers) in 2005 under the Company’s Option Plan are included on the following table:

	Options		Restricted Stock
Group	Number	Average Exercise Price	Number	Value
Chief Executive Officer	200,000	$33.75	—	—
All Executive Officers (1)	311,000	$34.03	1,800	$64,548
All Non-Employee Directors	60,000	$32.57	—	—
All Employees (excluding Executive Officers).	129,975	$34.85	9,425	$337,980

(1)	Includes Chairman, Chief Executive Officer and 7 other executives.

Summary of Equity Compensation Plans

The following table provides certain summary information concerning the equity compensation plans maintained by the Company as of December 31, 2005.

Equity Compensation Plan Information

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders
1994 Stock Option and Grant Plan	18,000		$5.00	—
1996 Stock Option and Grant Plan, as amended	3,604,418		$14.10	1,995,834
1996 Employee Stock Purchase Plan, as amended	(1)		(2)	392,629	(1)
Equity Compensation Plans Not Approved by Security Holders
None	N/A		N/A	N/A

Total	3,622,418	(3)	$14.05	2,388,463

(1)	The number of shares issuable with respect to the current offering period is not determinable until the end of the period.
(2)	The per share purchase price of shares issuable with respect to the current offering period is not determinable until the end of the offering period.
(3)	The average weighted remaining life is 6.16 years.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the Company’s Third Amended and Restated Option Plan. It does not describe all federal tax consequences under the Company’s Third Amended and Restated Option Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions.    As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the Third Amended and Restated Option Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Third Amended and Restated Option Plan is structured to allow certain grants to qualify as performance-based compensation.

Vote Required For Approval

The vote required for the approval of the Option Plan Amendment is the affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on this proposal. The Willis Stein Entities have entered into a voting agreement with the Company, pursuant to which they agreed to vote their shares of Common Stock in favor of the Option Plan Amendment. The Willis Stein Entities hold 3,815,323 shares of Common Stock or 9.97% of the outstanding shares of Common Stock. The voting agreement will terminate on the earlier of the day following the Annual Meeting or on the mutual agreement of the parties.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE OPTION PLAN AMENDMENT.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Deloitte and Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2006. Deloitte and Touche LLP is considered by management of the Company to be well-qualified. A representative of Deloitte and Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Board of Directors believes that it is sound policy to do so.

In the event that the majority of the votes cast are against the selection of Deloitte and Touche LLP, the Directors will consider the vote and the reasons for it in future decisions on the selection of independent registered public accounting firms.

Vote Required For Approval

The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the ratification of the selection of the independent registered public accounting firm.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION REGARDING DIRECTORS

The Board of Directors of the Company held fourteen (14) meetings during Fiscal 2005. During Fiscal 2005, each of the incumbent Directors attended at least 95% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”).

The Audit Committee selects the independent registered public accounting firm to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews with management and the independent registered public accounting firm the Company’s quarterly and annual operating results, reviews the Company’s periodic disclosures related to its financial statements, considers the adequacy of the internal accounting procedures, oversees internal audit and compliance within the Sarbanes-Oxley Act of 2002, oversees the Company’s risk management policies and practices, and establishes policies for business values, ethics and employee relations. The Audit Committee currently consists of three (3) Directors, Roger J. Heinen, Jr., Bradford C. Morley and Patrick J. Zilvitis, each of whom is not an employee of the Company and is considered independent within the meaning of Rule 4200(a)(15) of the Nasdaq listing requirements. The Board of Directors has determined that Bradford C. Morley and Patrick J. Zilvitis each qualify as an “audit committee financial expert” and that each is “independent” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or applicable Nasdaq listing requirements. The Audit Committee’s Charter is available on the Company’s website at www.ansys.com. The foregoing information concerning the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”), nor incorporated by reference into any other filing, in each case to the extent permitted by the rules and regulations of the SEC. During Fiscal 2005, the Audit Committee held four (4) meetings. The Audit Committee’s report to stockholders appears elsewhere in this Proxy Statement.

The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, reviews succession planning for senior management, reviews the options or stock to be granted to eligible persons under the Company’s Option Plan, and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee currently consists of two (2) independent Directors, Jacqueline C. Morby and John F. Smith, and held six (6) meetings during Fiscal 2005. The Compensation Committee’s report on executive compensation appears elsewhere in this Proxy Statement. The Compensation Committee recommended amendments to its written charter, which was adopted by the Board of Directors on December 15, 2005. The amended Charter is available on the Company’s website at www.ansys.com.

The Nominating and Corporate Governance Committee oversees the qualification and nomination process for potential Director candidates, reviews the continued qualification of existing Directors and is responsible for corporate governance oversight. The Nominating and Corporate Governance Committee currently consists of three (3) non-employee Directors, Bradford C. Morley, John F. Smith and Patrick J. Zilvitis. As required by Rule 4350(c) of the Nasdaq listing requirements, each of these members is independent as defined in Rule 4200 of the Nasdaq listing requirements. The Nominating and Corporate Governance Committee held three (3) meetings in Fiscal 2005. The Nominating and Corporate Governance Committee recommended amendments to its written charter, which was adopted by the Board of Directors on December 15, 2005. The amended Charter is available on the Company’s website at www.ansys.com.

The Nominating and Corporate Governance Committee will review and consider Director candidates who have been recommended by stockholders, using the same criteria as potential nominees recommended by the Nominating and Corporate Governance Committee or others. The Company did not receive any stockholder recommendations for Director candidates for election at the 2006 Annual Meeting. Stockholders submitting candidates for consideration by the Nominating and Corporate Governance Committee should deliver a submission in writing to the Secretary of the Company, at the Company’s office in Canonsburg, Pennsylvania, and should follow the timing, informational and other requirements regarding stockholder proposals set forth in the Company’s By-laws or in applicable SEC rules. Such submission should specify whether the named person(s) should be considered by the Nominating and Corporate Governance Committee for inclusion as a Board of Directors nominee or whether the named person(s) are to be considered stockholder nominees under the By-laws. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment, and shall be expected to effectively interact with other members of the Board to serve the long-term interests of the Company and its stockholders. A stockholder wishing to nominate a Director separately from the slate of Directors nominated by the Company should follow the procedures described in this Proxy Statement under the heading “Submission of Stockholder Proposals for 2007 Annual Meeting.”

Stockholders who wish to submit Director candidates for consideration should send such recommendations to the Secretary of the Company at the Company’s executive offices not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement for the prior year was released. Such recommendations must include: (1) the name and address of record of the stockholder; (2) a representation that the stockholder is a record holder of the Company’s Common Stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (3) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed Director candidate; (4) a description of the qualifications of the proposed Director candidate which address the minimum qualifications described above; (5) a description of all arrangements or understandings between the stockholder and the proposed Director candidate; and (6) the consent of the proposed director candidate to be named in the proxy statement and to serve as a Director if elected at such meeting. Stockholders must also submit any other information regarding the proposed candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC. See also the information under “Submission of Stockholder Proposals for 2007 Annual Meeting.”

In Fiscal 2005, non-affiliate independent Directors received fees ranging from $1,000 to $2,000 for each Board of Directors meeting or Board of Directors conference call they attended and fees ranging from $500 to $1,000 for each Board Committee meeting they attended, in person or telephonically. Each Director was reimbursed for travel and other expenses incurred in attending meetings. The Company also paid a $5,000 annual retainer to each non-affiliate independent Director and an additional $5,000 annual retainer to the Audit Committee Chairman. Each non-affiliate independent Director also received a grant of 12,000 options to purchase Common Stock pursuant to the Company’s Option Plan.

On February 9, 2006, the Board of Directors modified the Director compensation arrangements such that the Chairman of the Board of Directors and the non-affiliate independent Directors will receive an annual retainer of $40,000, and an annual retainer of $10,000 for each member of the Audit Committee ($20,000 for the Chairman), $10,000 for each member of the Compensation Committee ($15,000 for the Chairman), and $5,000 for each member of the Nominating and Corporate Governance Committee ($7,500 for the Chairman). Non-affiliate independent Directors will also receive, at their option, (i) an annual grant of 3,600 deferred stock units, which are rights to receive shares of Common Stock upon termination of service as Director, or (ii) options to purchase 12,000 shares of Common Stock. The stock options and deferred stock units will be issued quarterly in arrears. The exercisability of unvested stock options will be accelerated upon the occurrence of a merger, liquidation or sale of substantially all of the assets of the Company.

Any security holder desiring to send communications to the Board of Directors, or any individual Director, may forward such document to the Secretary of the Company at the Company’s office in Canonsburg, Pennsylvania. The Secretary of the Company will collect and organize such communications and forward them to the Board of Directors or the particular Director, as the case may be.

The Company does not have a policy with respect to Directors’ attendance at the Company’s annual meeting. The following Directors attended the Company’s annual meeting for fiscal year 2004: James E. Cashman III, Roger J. Heinen, Jr., Bradford C. Morley, John F. Smith, Peter J. Smith and Patrick J. Zilvitis.

Set forth below is certain information regarding the Directors of the Company, including the Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

Name	Age	Director Since
Class I—Term Expires 2006
Peter J. Smith*	61	1994
Bradford C. Morley(1)(3)*	59	2001
Patrick J. Zilvitis(1)(3)*	62	2000
Class II—Term Expires 2007
Roger J. Heinen, Jr.(1)	55	1996
Jacqueline C. Morby(2)	68	1994
Class III—Term Expires 2008
Daniel H. Blumenthal**	42	2006
James E. Cashman III	52	2000
John F. Smith (2)(3)	70	1995

*	Nominee for re-election.
**	Appointment effective upon consummation of the acquisition of Fluent Inc. on May 1, 2006.
(1)	Member of Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

Peter J. Smith has been Chairman of the Board of Directors of the Company since July 1995. Mr. Smith served as President until April 1999 and Chief Executive Officer until February 2000. Prior to joining the Company, Mr. Smith was Vice President of European Operations for Digital Equipment Corporation, a computer company, from November 1991 to March 1994. Previously, he managed Digital’s worldwide applications development and marketing activities, including its engineering systems group which focused on CAD and CAM, graphics and general engineering software business. Mr. Smith holds a Bachelor of Science degree in Electrical Engineering from Northeastern University and an M.B.A. from the University of Notre Dame. Mr. Smith is also Chairman of Neartek, Inc., a storage software company, and Chairman of Bluesocket, Inc., a wireless local area network company.

James E. Cashman III has been Chief Executive Officer of the Company since February 2000 and President since April 1999. Mr. Cashman served as the Company’s Senior Vice President of Operations from September 1997 to April 1999. Prior to joining the Company, Mr. Cashman was Vice President of Marketing and International Operations at PAR Technology Corporation, a computer software and hardware company involved in transaction processing, from May 1995 to September 1997. From September 1994 to May 1995, he was Vice President of Product Development and Marketing at Metaphase Technology, Inc., a product data management company. Prior to joining Metaphase, Mr. Cashman was employed by Structural Dynamics Research Corporation, a computer aided design company, from 1976 to 1994 in a number of sales and technical positions. Mr. Cashman is also a Director of the Pittsburgh Technology Council and the Carnegie Museum of Natural History.

Daniel H. Blumenthal was appointed a Director in May 2006 in connection with the acquisition of Fluent Inc. Mr. Blumenthal is a Managing Director and a Founding Partner of Willis Stein & Partners, a leading private equity firm specializing in negotiating investments in profitable, well-managed and growing companies in the business services, consumer products and services, healthcare, manufacturing and media and telecommunications industries. He currently serves as a Director on the following boards: ParadigmHealth, National Veterinary Associates, Inc., Ziff Davis Media, Inc., Baker & Taylor, Inc., Aavid Thermal Technologies, Inc., Neoplan USA Corporation, USApubs, Inc., Strategic Materials Inc., and Roll Coater, Inc. Prior to the formation of Willis Stein & Partners, he was Vice President of Continental Illinois Venture Corporation from 1993 to 1995 and a corporate tax attorney with Latham & Watkins from 1988 to 1993.

Roger J. Heinen, Jr. has served as a Director of the Company since April 1996. Mr. Heinen is a partner at Flagship Ventures in Cambridge, Massachusetts and was a Senior Vice President, Developer Division, of Microsoft Corporation, a software company, from January 1993 through March 1996. Mr. Heinen is also a Director of Progress Software Corporation, which markets and supports application development, deployment and management software, as well as a Director for three private start-up companies in the information technology sector.

Jacqueline C. Morby has served as a Director of the Company since February 1994. Ms. Morby began semi-retirement and became Senior Director of TA Associates, Inc. in 2003 and was Managing Director or a partner of TA Associates, Inc. or its predecessor from 1982 to 2003. Ms. Morby is also a Director of J&B Software, Inc., a transaction processing software and services company, Axioma, Inc., a financial software company, SoftMed Systems, Inc., a healthcare information systems company, and Pacific Life Corporation, a life insurance company.

Bradford C. Morley has served as a Director of the Company since February 2001. From 1994 through 2005, Mr. Morley served as a Director for various high technology software companies, including: Computer Aided Design Software, Inc., Camax Manufacturing Technologies, and CoCreate Software, Inc. From 1990 to 1993, Mr. Morley was President of Applicon, Inc., a CAD/CAM subsidiary of Schlumberger Ltd. Prior to that time, Mr. Morley was employed for fifteen years at Structural Dynamics Research Corporation, where he served as Senior Vice President and General Manager.

John F. Smith has served as a Director of the Company since December 1995. Mr. Smith is currently a venture partner in Flagship Ventures, an investment group that initiates and manages companies from the earliest stage of technology innovations. Most recently, Mr. Smith served as Chief Executive Officer and Director of Infini Switch, a venture-backed company developing switch technology for infiniband standard. Mr. Smith served as the President of Perseptive Biosystems, a life sciences company, from July 1996 to 1999 and as Chief Operating Officer and Senior Vice President of Digital Equipment Corporation from 1986 through 1994. Mr. Smith also serves on two private company boards.

Patrick J. Zilvitis has served as a Director since July 2000. Mr. Zilvitis was Chief Information Officer and Corporate Vice President of The Gillette Company, a global producer of consumer goods, from 1992 through 2000. Prior to 1992, Mr. Zilvitis managed the Consulting Services business at Digital Equipment Corporation, a computer company. Mr. Zilvitis is a Director of StockerYale, Inc., a provider of advanced illumination and optical products and services.

Director Independence

The Board of Directors has determined that each of Mr. Heinen, Ms. Morby, Mr. Morley, Mr. John F. Smith and Mr. Zilvitis is an “independent director” in accordance with Nasdaq listing requirements. Therefore, the Company currently has a majority of “independent directors.”

Code of Business Conduct and Ethics

The Company has adopted the ANSYS Code of Business Conduct and Ethics, which applies to all employees, officers and Directors of the Company and its subsidiaries. The Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and applies to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics also meets the requirements of corporate governance under the listing standards of Nasdaq. The Code of Business Conduct and Ethics is posted on the Company’s website at www.ansys.com in the “Investors” section under the heading “Corporate Governance”. The Company will also provide a copy of the Code of Business Conduct and Ethics to stockholders upon request and intends to disclose any amendments to the Code of Business Conduct and Ethics, as well as any waivers for executive officers or Directors, on its website at www.ansys.com.

Corporate Governance Guidelines

The Board of Directors of the Company has approved and adopted Corporate Governance Guidelines to (i) promote the effective functioning of the Board and its committees and (ii) provide the framework for corporate governance of the Company. The Corporate Governance Guidelines are posted on the Company’s website at www.ansys.com in the “Investors” section under the heading “Corporate Governance”.

Meetings of Independent Directors

Independent Directors of the Company regularly meet in executive sessions outside the presence of management. Currently, the independent Directors of the Company are Mr. Heinen, Ms. Morby, Mr. Morley, Mr. John F. Smith and Mr. Zilvitis. The presiding Director for these meetings is currently Mr. Zilvitis. Any interested party who wishes to make his or her concerns known to the independent Directors may forward such communication to the Secretary of the Company at the Company’s office in Canonsburg, Pennsylvania. The Secretary of the Company will collect and organize such communications and forward them to Mr. Zilvitis.

Audit Committee Report to Stockholders

The Board of Directors has established an Audit Committee, whose members during Fiscal 2005 were Roger J. Heinen, Jr., Bradford C. Morley and Patrick J. Zilvitis. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as defined in Rule 4200 of the Nasdaq listing requirements. The information contained in this Audit Committee Report to Stockholders shall not be deemed “soliciting material” or to be deemed “filed” with the SEC nor incorporated by reference into any other filing, in each case to the extent permitted by the rules and regulations of the SEC.

With respect to Fiscal 2005, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with Deloitte and Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and SEC Rule 2-07 of Regulation S-X; and

•	received the written disclosures and the letter from Deloitte and Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte and Touche LLP its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE

Bradford C. Morley, Chairman

Roger J. Heinen, Jr.

Patrick J. Zilvitis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has selected Deloitte and Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

A representative of Deloitte and Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

The Audit Committee pre-approves all auditing services and the terms thereof and all non-audit services, provided that the pre-approval requirement is waived for any non-audit services if the “de minimus exception” set forth in Section 10A(i)(1)(B) of the Exchange Act is satisfied.

The following table sets forth the aggregate fees billed to the Company for professional services rendered by the Company’s principal accounting firm for the fiscal years ended December 31, 2005 and 2004, including the reviews of the financial statements included in the Company’s Form 10-Q filings and general accounting consultations, by the Company’s principal accounting firm, Deloitte and Touche LLP.

	2005	2004
Audit Fees	$435,000	$427,000
Audit-Related Fees	217,000	49,000
Tax Fees	127,000	196,000
All Other Fees	—	—

	$779,000	$672,000

Deloitte and Touche LLP did not provide any services related to financial information systems design and implementation during 2004 or 2005.

“Audit Fees” in 2005 consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and management’s report on internal control included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services that generally only the Company’s independent registered public accountants can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

“Audit-Related Fees” are for assurance and related services by Deloitte and Touche LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements, including financial and tax due diligence related to business acquisitions.

“Tax Fees” consisted of fees billed for tax compliance, consultation and planning services.

The services performed by the independent registered public accounting firm in 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Company’s Audit Committee. The policy requires that during each of the Audit Committee’s scheduled quarterly meetings, a description of services requested to be provided by the independent registered public accounting firm during the following quarter will be submitted to the Audit Committee for approval. Any requests for audit, audit-related, tax and other services not contemplated during the quarterly approval process must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted.

The Audit Committee has considered whether the provision of services, including non-audit services, by Deloitte and Touche LLP is compatible with maintaining Deloitte and Touche LLP’s independence and has concluded that it is compatible.

EXECUTIVE OFFICERS

The names and ages of the executive officers of the Company and the principal occupation and business experience for at least the last five years for each executive officer who is not also a director are set forth below as of December 31, 2005.

Name	Age	Position
Peter J. Smith	61	Chairman of the Board
James E. Cashman III	52	President and Chief Executive Officer
Maria T. Shields	41	Chief Financial Officer, Vice President, Finance and Administration
Joseph C. Fairbanks, Jr.	51	Vice President, Sales and Support
J. Christopher Reid	51	Vice President and General Manager, Fluids Business Unit
Michael J. Wheeler	54	Vice President and General Manager, Mechanical Business Unit

Maria T. Shields has been the Company’s Chief Financial Officer, Vice President, Finance and Administration since September 1998. Previously, she had served as the Company’s Corporate Controller since September 1994, and a Vice President since May 1998. Prior to joining the Company, Ms. Shields held various positions as a CPA with Deloitte and Touche LLP, including that of Audit Manager. Ms. Shields holds a Bachelor of Science degree in Accounting from Pennsylvania State University.

Michael J. Wheeler has been Vice President and General Manager, Mechanical Business Unit since January 2002. Previously, he had served as the Company’s Vice President, Marketing since December 2000. Prior to joining the Company, Mr. Wheeler was Vice President of Operations of Technet International, a computer aided engineering services company from May 2000. Prior to May 2000, Mr. Wheeler held various management roles with Parametric Technology Corporation and Rasna Corporation. He began his career at Swanson Analysis Systems, Inc., the predecessor to ANSYS, Inc., in 1976. Mr. Wheeler holds a Bachelor of Science degree in Mechanical Engineering from the University of Pittsburgh.

Joseph C. Fairbanks, Jr. has been Vice President, Sales and Support since October 2001. Prior to joining the Company, Mr. Fairbanks was President and Chief Operating Officer for Black Oak Computer Services Incorporated from August 2000 to October 2001. Prior to this position, Mr. Fairbanks was the Vice President, Sales and Marketing for the IBM Business Unit of Avnet Hallmark, an IBM Distributor, from August 1997 to August 2000. Prior to August 1997, Mr. Fairbanks was the Director of Sales Operations for Aspen Technology, a chemical engineering software company. Mr. Fairbanks majored in Computer Sciences at West Chester University.

J. Christopher Reid served as Vice President and General Manager, Fluids Business Unit since February 2003. In connection with the consummation of the acquisition of Fluent Inc. on May 1, 2006, he became Vice President, Marketing. Prior to joining the Company, Mr. Reid served as President and Chief Executive Officer of the CFX division of AEA Technology from May 2001 to February 2003. During his career, Mr. Reid held a variety of senior management positions, including sales, marketing and product development, 20 years of which were with Honeywell International Industrial Automation and Control. Subsequent to that, Mr. Reid served as Chief Operating Officer with ProFac Facilities Management, Inc., a leading supplier of real estate outsourcing services. Additionally, Mr. Reid represented Open Options Corporation as an independent management consultant specializing in marketing, strategic planning and model-based decision support tools. Mr. Reid holds a Bachelor of Applied Science degree in Civil Engineering from the University of Waterloo.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation (including salary, bonuses, stock options and certain other compensation) paid by the Company for services in all capacities for fiscal years ended December 31, 2003, 2004 and 2005, to its Chief Executive Officer and to each of its four other most highly compensated executive officers whose total compensation exceeded $100,000 in fiscal 2005 (all five being hereinafter referred to as the “Named Executive Officers”). The share data and share prices in this Proxy Statement give effect for the two-for-one stock split effective October 2004, applied retroactively.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Securities Underlying Options (shares)	Restricted Stock Award ($) (2)	All Other Compensation ($) (3)
James E. Cashman III President and Chief Executive Officer	2005 2004 2003	400,000 340,000 320,000	392,500 325,000 230,000	200,000 150,000 —	— — —	36,598 32,812 32,630	(4) (4) (4)

J. Christopher Reid (5) Vice President, Marketing	2005 2004 2003	222,981 205,571 169,100	137,733 114,503 76,085	12,000 — 60,000	— 8,988 —	8,222 5,311 4,903

Michael J. Wheeler Vice President and General Manager, Mechanical Business Unit	2005 2004 2003	178,750 163,750 149,167	137,500 124,400 92,425	24,000 — 50,000	— 10,785 8,906	21,000 20,500 13,653

Joseph C. Fairbanks, Jr. Vice President, Sales and Support	2005 2004 2003	157,500 150,625 150,000	139,500 121,250 65,975	16,500 — —	— 10,785 8,906	27,000 28,791 26,688	(6) (6) (6)

Maria T. Shields Chief Financial Officer and Vice President, Finance and Administration	2005 2004 2003	154,167 143,333 124,417	106,500 90,380 72,085	18,000 — 10,000	— 10,785 8,906	21,000 20,500 18,507

(1)	Consists of bonus payments by the Company in respect to performance for each fiscal year.
(2)	Reflects the value of shares granted by the Company in respect to performance for each fiscal year. These shares are subject to contractual restrictions on resale for a period of four years after date of grant, while employed at the Company. The value in 2003 included a gross up to account for the tax effect. The stock would be entitled to a dividend were a dividend to be declared on the Common Stock. The Company has not paid cash dividends on its Common Stock as it has retained earnings for use in its business. The Company reviews its policy with respect to the payment of dividends from time to time; however, there can be no assurance that any dividends will be paid in the future.
(3)	Consists of contributions by the Company to its Pension and Profit-Sharing Plans on behalf of each of the named executive officers unless and to the extent otherwise noted.
(4)	Includes premiums on life insurance of $3,430, $3,430 and $3,430 and costs for automobile allowance and reimbursement for automobile usage-related expenses of $8,923, $8,882 and $7,200 paid by the Company on behalf of Mr. Cashman, respectively, for 2005, 2004 and 2003.
(5)	Became the Company’s Vice President and General Manager of Fluids Business Unit in February 2003 and became Vice President, Marketing in connection with the consummation of the acquisition of Fluent Inc. on May 1, 2006.
(6)	Includes costs for automobile allowance of $6,000 paid by the Company on behalf of Mr. Fairbanks for 2005, 2004 and 2003.

Option Grants.    The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Company’s Named Executive Officers who received option grants during Fiscal 2005.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per ($/Sh)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
							5% ($)		10% ($)
James E. Cashman III	200,000	(2)	45.4%		$33.75	02/10/15		$4,245,039		$10,757,762

J. Christopher Reid	7,000 5,000	(3) (4)		$ $	33.75 35.84	02/10/15 07/27/15	$ $	148,576 112,698	$ $	376,522 285,599

Total	12,000		2.7%

Michael J. Wheeler	10,000 14,000	(3) (4)		$ $	33.75 35.84	02/10/15 07/27/15	$ $	212,252 315,554	$ $	537,888 799,676

Total	24,000		5.4%

Joseph C. Fairbanks, Jr.	7,500 9,000	(3) (4)		$ $	33.75 35.84	02/10/15 07/27/15	$ $	159,189 202,856	$ $	403,416 514,078

Total	16,500		3.7%

Maria T. Shields	8,000 10,000	(3) (4)		$ $	33.75 35.84	02/10/15 07/27/15	$ $	169,802 225,396	$ $	430,310 571,197

Total	18,000		4.1%

(1)	This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.
(2)	The first 100,000 options set forth above become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. The second 100,000 options set forth above become exercisable in four equal annual installments, commencing on the fifth anniversary of the grant date. All options are subject to the employee’s continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Company’s Compensation Committee on the date of the grant.
(3)	The options set forth above become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee’s continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Company’s Compensation Committee on the date of the grant.
(4)	The options set forth above become exercisable in four equal annual installments, commencing on the third anniversary of the grant date. All options are subject to the employee’s continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Company’s Compensation Committee on the date of the grant.

Option Exercises and Option Values.    The following table sets forth information concerning the number of shares acquired and the value realized upon exercise of stock options during 2005 and information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers at December 31, 2005.

Aggregated Option Exercises in Last Fiscal

Year Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005(#) (1)			Value of Unexercised In-the-Money Options at December 31, 2005($) (1) (2)
Name			Exercisable	Unexercisable		Exercisable	Unexercisable
James E. Cashman III	90,000	$2,754,811	588,614	352,500	(3)	$20,845,530	$5,760,225
J. Christopher Reid	10,000	$236,564	5,000	42,000	(4)	$154,825	$1,025,780
Michael J. Wheeler	—	—	77,090	55,000	(4)	$2,506,749	$1,092,005
Joseph C. Fairbanks, Jr.	37,000	$978,718	28,500	20,000	(4)	$947,068	$243,518
Maria T. Shields	20,000	$598,210	129,474	29,500	(4)	$4,590,771	$495,228

(1)	All options are subject to the employee’s continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Company’s Compensation Committee on the date of the grant.
(2)	Based on the last reported sale price on the Nasdaq National Market on December 30, 2005 ($42.69 per share) less the aggregate option exercise price.
(3)	A portion of the Unexercised Options become exercisable in four equal installments commencing on the first anniversary of the grant date, and a portion of the Unexercised Options become exercisable in four equal installments, commencing on the fifth anniversary of the grant date.
(4)	A portion of the Unexercised Options become exercisable in four equal installments commencing on the first anniversary of the grant date, and a portion of the Unexercised Options become exercisable in four equal installments, commencing on the third anniversary of the grant date.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee (the “Committee”) is responsible for the oversight of all of the Company’s compensation policies, practices and programs, annual review and approval of Chief Executive Officer and executive officer compensation, and administration of the Company’s stock option and employee stock purchase plans. The Committee’s charter reflects these responsibilities, and the Committee and Board of Directors periodically review and update the charter. Members of the Committee are appointed from the Board annually at the first meeting of the Board following the annual meeting of stockholders. All of the members of the Committee are independent directors as defined by Nasdaq.

Compensation Philosophy.    The underlying philosophy of the Company’s compensation programs is that total cash compensation should be aligned with the Company’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be aligned with stockholder interests. This philosophy applies to all of the Company’s employees, with increasing levels of incentive compensation variability and risk as employee responsibilities increase. A key objective of the Company’s executive compensation programs and practices is to attract, retain and reward executives who are responsible for leading the Company in achieving or exceeding corporate performance goals.

The Company’s executive compensation programs generally consist of three principal elements: base salary, cash bonus and equity grants in the form of stock options and restricted stock, with an emphasis on incentive compensation rather than base salary. The Company takes an egalitarian approach to benefits, including the Company’s pension and 401(k) plans, employee stock purchase plan, and health care and other insurance programs. The benefit programs available to executives are the same as those available to all other eligible employees.

Base salary determinations reflect, among other factors deemed relevant, competitive pay practices of comparable companies, with a focus on the skills and performance levels of individual executives and the needs of the Company. Bonuses under the Company’s incentive plans reflect, among other relevant items, the Company’s financial performance and achievement of corporate objectives established by the Board of Directors prior to the start of each fiscal year. Stock option and restricted stock awards reflect, among other relevant items, the responsibilities to be assumed by each executive in the upcoming fiscal year, the responsibilities of each executive in prior periods, the size of awards made to each executive in prior years relative to the Company’s overall performance, available stock for issuance under the plans, and potential grants in future years. The Committee believes that stock option and restricted stock grants (1) align the interests of executives with long-term stockholder interests, (2) give executives a significant, long-term interest in the Company’s success, and (3) help retain key executives in a competitive market for executive talent. The Company does, however, monitor general corporate and industry trends and practices and may in the future, for competitive or other reasons, use other equity incentive vehicles in place of, or in combination with, stock options and restricted stock.

In Fiscal 2005, the Committee engaged an executive compensation consulting firm to review, among other things, the Company’s equity compensation plans and practices.

Compensation of the Chief Executive Officer.    In determining Mr. Cashman’s total compensation for Fiscal 2005, the Compensation Committee reviewed the analysis and recommendations of its compensation consultant, industry surveys and specific details of compensation paid to chief executive officers of comparable companies, and evaluated the achievement of corporate, individual and organizational objectives for the fiscal year. Mr. Cashman’s annual base compensation for Fiscal 2005 totaled $400,000. In Fiscal 2005, Mr. Cashman also received semi-annual bonuses determined on the basis of the achievement of specific weighted corporate, individual and organizational objectives for the fiscal year. These objectives included, among others, publicly disclosed corporate results, positioning, visibility and image, strategy, functional excellence and operational excellence. Mr. Cashman was awarded aggregate incentive bonuses of $392,500 for Fiscal 2005, as compared with incentive bonuses totaling $325,000 for 2004. Mr. Cashman was also awarded the following long-term incentive compensation in 2005: (1) a stock option grant to purchase 100,000 shares of common stock, which becomes exercisable 25% annually in each of 2010 through 2013, and (2) a stock option grant to purchase 100,000 shares of common stock, which becomes exercisable 25% annually in each of 2006 through 2009. For Fiscal 2006, Mr. Cashman’s cash compensation will include a base salary of $440,000 and a target incentive bonus of 90% of base salary.

In establishing the level of total executive compensation for the Company’s executive officers for Fiscal 2005, the Committee considered, among other things, the analysis and recommendations of the Committee’s compensation consultant, the Company objectives, market competitiveness and retention factors. In Fiscal 2005, the Company’s executive officers received quarterly and annual bonuses determined on the basis of the achievement of individually weighted corporate, individual and organizational objectives measured against individual targets, including, among others, publicly disclosed financial performance, business unit and departmental performance, functional excellence, operational excellence and organizational development.

Deductibility of Executive Compensation.    The Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company’s current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company’s compensation plans and policies may be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.

COMPENSATION COMMITTEE

John F. Smith, Chairman

Jacqueline C. Morby

Compensation Committee Interlocks and Insider Participation

Since February 1994, all executive officer compensation decisions have been made by the Compensation Committee. During Fiscal 2005, the Compensation Committee was comprised of Ms. Morby and Mr. John Smith. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries and both members are considered independent as such term is defined in Rule 4200 of the Nasdaq listing requirements. The Company is not aware of any Compensation Committee interlocks.

Stockholder Return Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock, based on the market price of the Company’s Common Stock, with the total return of companies included within the Russell 2000 Index, the Nasdaq Stock Market Index and a peer group of three companies (Autodesk, Inc., Parametric Technology Corporation and MSC Software Corporation) selected by the Company, for the period commencing December 31, 2000 and ending December 31, 2005. Prior to 2003, the Company’s peer group consisted of four companies, including the three named as well as one additional company which ceased to be listed in 2003. The calculation of total cumulative return assumes a $100 investment in the Company’s Common Stock, the Russell 2000 Index, the Nasdaq Stock Market Index and the Peer Group Index on January 1, 2000, and the reinvestment of all dividends, and accounts for all stock splits.

Employment Agreement With Chairman

The Company has an Employment Agreement with Mr. Peter J. Smith, its Chairman. Mr. Smith’s Employment Agreement (i) provides for an annual base salary and participation in the Company’s executive bonus program, (ii) is for an indefinite term unless terminated by either party, (iii) provides for severance at the annual rate of $300,000 in the event Mr. Smith’s employment is terminated by the Company without cause or in the event of a constructive termination (as defined) until the earlier of one year after termination or Mr. Smith’s acceptance of other employment and (iv) restricts competitive activities by Mr. Smith for one year following termination of his employment other than for cause or in the event of a constructive termination. Pursuant to Stock Option Agreements with the Company, all stock options awarded to Mr. Smith shall become fully vested in the event of a change of control of the Company. The Company provided Mr. Smith with $309,058 at the time of his employment to purchase an annuity that will result in payments to Mr. Smith beginning at age 62. Pursuant to his Employment Agreement, Mr. Smith received $75,160 in total compensation in Fiscal 2005.

Employment Agreement With Chief Executive Officer

The Company has an Employment Agreement with Mr. James E. Cashman III, its Chief Executive Officer. Mr. Cashman’s Employment Agreement (i) provides for an annual base salary and participation in the Company’s executive bonus program, (ii) is for an indefinite term unless terminated by either party, (iii) provides for termination benefits equal to two times his combined salary and target bonus then in effect if the Company terminates him without cause at any time or demotes or terminates him with or without cause within 180 days following a change of control of the Company, or if he resigns following the Company’s material breach of his Employment Agreement, (iv) in the case of change of control of the Company, provides that all awarded stock options shall become fully vested upon the effective date of the transaction, (v) provides Mr. Cashman with a $2.0 million term life insurance policy, the proceeds of which are payable to beneficiaries designated by Mr. Cashman, and (vi) restricts competitive activities by Mr. Cashman for two years following the termination of his employment with the Company irrespective of the basis of that termination. Pursuant to Stock Option Agreements with the Company, all stock options awarded to Mr. Cashman shall become fully vested in the event of a change of control of the Company.

Employment Agreements With Other Named Executives

The Company has an Employment Agreement with Mr. J. Christopher Reid, Vice President, Marketing. Mr. Reid’s Employment Agreement (i) provides for an annual base salary and participation in the Company’s executive bonus program, (ii) is for an indefinite term unless terminated by either party, (iii) provides for termination benefits equal to twelve months salary then in effect if the Company terminates him other than for cause at any time or terminates him following a change of control of the Company, and (iv) restricts competitive activities by Mr. Reid for one year following the termination of his employment with the Company.

The Company has an Employment Agreement with Dr. Ferit Boysan under which Dr. Boysan serves as Vice President and General Manager, Fluids Business Unit of the Company, and with such responsibilities as the Company’s management shall designate. Dr. Boysan receives an annual salary of $215,000. Dr. Boysan is also entitled to participate in the benefit plans of Fluent. Pursuant to certain customary circumstances, the Company has agreed to pay Dr. Boysan severance in the event his employment is terminated with Fluent prior to December 31, 2009. Dr. Boysan’s Employment Agreement provides, that for a five-year period following the closing of the acquisition of Fluent, he will not compete with the Company, solicit the Company’s employees or solicit business from any current or prospective customer of the Company.

The Company has Stock Option Agreements with Ms. Maria T. Shields, its Chief Financial Officer, which provide that all stock options awarded to Ms. Shields shall become fully vested in the event of a change of control of the Company.

CERTAIN TRANSACTIONS

The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company’s Board of Directors and by a majority of the disinterested members of the Company’s Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”) to file reports of ownership and changes in ownership with the SEC and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that no Section 16 Person filed a late report.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

The following table presents information about persons or entities known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock on May 3, 2006. The following information is based solely upon copies of filings of Schedule 13G received by the Company pursuant to the rules of the SEC.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number		Percent
Willis Stein & Partners Management II, LLC and
Willis Stein & Partners Management III, LLC One North Wacker Drive, #4800 Chicago, IL 60606	3,815,323	(1)	9.97%
FMR Corp. 82 Devonshire Street Boston, MA 02109	2,987,772	(2)	7.81%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,469,385	(3)	6.45%
Eagle Asset Management, Inc. 880 Carillon Parkway St. Petersburg, FL 33716	2,099,926	(4)	5.49%

(1)	The information reported is based on information provided in connection with the Fluent acquisition. Willis Stein & Partners Management II, LLC is deemed to be a beneficial owner of the reported shares as the general partner of Willis Stein & Partners Management II, L.P., which is the general partner of each of Willis Stein & Partners II, L.P. and Willis Stein & Partners Dutch, L.P., each of which holds portions of the reported shares, and Willis Stein & Partners Management III, LLC is deemed to be a beneficial owner of the reported shares as the general partner of Willis Stein and Partners Management III, L.P., which is the general partner of each of Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P., each of which holds portions of the reported shares. Each of Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. have entered into a voting agreement with the Company pursuant to which they agreed to vote their shares of Common Stock in favor of the amendment to the Company’s Restated Certificate of Incorporation and in favor of the Option Plan Amendment, each as described in this Proxy Statement. The voting agreement will terminate on the earlier of the day following the Annual Meeting or on the mutual agreement of the parties.

(2)	The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2006 reporting beneficial ownership as of December 31, 2005.
(3)	The information reported is based on a Schedule 13G filed with the SEC on January 26, 2006 reporting beneficial ownership as of December 31, 2005.
(4)	The information reported is based on a Schedule 13G filed with the SEC on January 31, 2006 reporting beneficial ownership as of December 31, 2005.

Security Ownership of Management

The following table presents certain information as to Named Executive Officers and Directors as of May 3, 2006, based on their representations to the Company. All such information was provided by the stockholders listed and reflects their beneficial ownership as of May 3, 2006.

Name of Beneficial Owner	Shares Beneficially Owned
	Number	Percent (1)
Peter J. Smith (2)	139,392	*
James E. Cashman III (3)	793,372	2.04%
J. Christopher Reid (4)	22,984	*
Michael J. Wheeler (5)	87,551	*
Joseph C. Fairbanks, Jr. (6)	33,054	*
Maria T. Shields (7)	146,564	*
Daniel H. Blumenthal (8)	3,815,323	9.97%
Roger J. Heinen, Jr. (9)	33,000	*
Jacqueline C. Morby (10)	79,000	*
Bradford C. Morley (11)	54,930	*
John F. Smith (12)	63,166	*
Patrick J. Zilvitis (13)	44,000	*
All executive officers and directors as a group (12 persons)	5,312,336	13.45%

*	Less than 1%.
(1)	All percentages have been determined as of May 3, 2006 in accordance with Rule 13d-3 under the Exchange Act. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after May 3, 2006. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after May 3, 2006 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of May 3, 2006, a total of 38,273,775 shares of Common Stock were issued and outstanding.
(2)	Includes vested options to purchase 51,000 shares. Excludes unvested options to purchase 33,000 shares.
(3)	Includes vested options to purchase 691,114 shares. Excludes unvested options to purchase 250,000 shares.
(4)	Includes vested options to purchase 21,750 shares. Excludes unvested options to purchase 25,250 shares.
(5)	Includes vested options to purchase 79,590 shares. Excludes unvested options to purchase 40,000 shares.
(6)	Includes vested options to purchase 30,375 shares. Excludes unvested options to purchase 18,125 shares.
(7)	Includes vested options to purchase 133,974 shares. Excludes unvested options to purchase 25,000 shares.
(8)

Includes 2,342,553 shares of Common Stock owned by Willis Stein & Partners II, L.P., 149,856 shares of Common Stock owned by Willis Stein & Partners Dutch, L.P., 1,273,652 shares of Common Stock owned by Willis Stein & Partners III, L.P., 37,265 shares of Common Stock owned by Willis Stein & Partners Dutch III-A, L.P., 37,265 shares of Common Stock owned by Willis Stein & Partners III-B, L.P., and 10,732 shares of Common Stock owned by Willis Stein & Partners III-C, L.P. Daniel H. Blumenthal is a Managing Partner of Willis Stein & Partners Management II, LLC, which is the general partner of Willis Stein & Partners Management II, L.P., which is the general partner of each of Willis Stein & Partners II, L.P. and Willis Stein & Partners Dutch, L.P. and a Managing Partner of Willis Stein & Partners

Management III, LLC, which is the general partner of Willis Stein & Partners Management III, L.P., which is the general partner of each of Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P. Consequently, Mr. Blumenthal may be deemed to beneficially own all of the shares held by Willis Stein & Partners II, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P. Because Mr. Blumenthal does not, acting alone, have voting or dispositive authority over shares held by such entities, he disclaims beneficial ownership of such shares.

(9)	Includes vested options to purchase 21,000 shares. Excludes unvested options to purchase 27,000 shares.
(10)	Includes vested options to purchase 51,000 shares. Excludes unvested options to purchase 27,000 shares.
(11)	Includes vested options to purchase 52,930 shares. Excludes unvested options to purchase 27,000 shares.
(12)	Includes vested options to purchase 45,000 shares. Excludes unvested options to purchase 27,000 shares.
(13)	Includes vested options to purchase 39,000 shares. Excludes unvested options to purchase 27,000 shares.

MARKET VALUE

On December 30, 2005, the closing price of a share of the Company’s Common Stock on the Nasdaq National Market was $42.69.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s 2007 annual meeting of stockholders must be received by the Company on or before January 12, 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary, ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, PA, 15317.

The Company’s By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not to be included in the Company’s proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company’s Secretary at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the SEC governing the exercise of this authority.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE WEBSITE ADDRESS SHOWN ON THE ENCLOSED PROXY CARD AND VOTE OVER THE INTERNET; (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; OR (3) MARK, DATE AND SIGN THE PROXY CARD RETURNING IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES SENT BY INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 PM UNITED STATES EASTERN TIME ON JUNE 14, 2006. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ANSYS, INC.

ANSYS, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the Restated Certificate of Incorporation of the Corporation dated as of July 11, 1996 (the “Restated Certificate”) is hereby amended as follows:

1.	The first paragraph of Article IV, Section 1., of the Restated Certificate of Incorporation is hereby amended and restated to read as follows:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Fifty-Two Million (152,000,000) shares, of which (i) Two Million (2,000,000) shares shall be Undesignated Preferred Stock, par value $.01 per share (the “Preferred Stock”), and (ii) One Hundred Fifty Million (150,000,000) shares shall be Common Stock, par value $.01 per share (the “Common Stock”). As set forth in this Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.”

2.	The remaining provisions of the Restated Certificate shall remain in full force and not be affected by this Certificate of Amendment to the Restated Certificate.

3.	This Certificate of Amendment to the Restated Certificate has been approved and adopted by the Corporation’s Board of Directors and has been duly adopted by vote of the stockholders of the Corporation, at a meeting duly called, in accordance with the provisions of the Delaware General Corporation Law, including Section 242, and the provisions of the Restated Certificate.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by James E. Cashman III, its President and Chief Executive Officer, this              day of                     , 2006, which signature constitutes the affirmation or acknowledgment of such officer, under penalties of perjury, that this instrument is the act and deed of the Corporation, and that the facts stated herein are true.

ANSYS, Inc.

By:
James E. Cashman III President and Chief Executive Officer

A-2

EXHIBIT B

THIRD AMENDED AND RESTATED

ANSYS, INC.

1996 STOCK OPTION AND GRANT PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Third Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and key persons of ANSYS, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Deferred Stock Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Deferred Stock Award” means Awards granted pursuant to Section 9.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 16.

“Fair Market Value” of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, then clause (i) shall not apply and the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is considered an “Independent Director” as set forth in the Nasdaq listing requirements.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means any Award granted pursuant to Section 8.

“Restricted Stock Award” means any Award granted pursuant to Section 6.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 7.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee.    The Plan shall be administered by the Compensation Committee of the Board, or any other committee of not less than two Independent Directors performing similar functions as appointed by the Board from time to time. Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Plan may be administered by either the Board or a committee of not less than two “Independent Directors” and all references to the “Committee” (other than the last sentence of Section 4) shall also be deemed to refer to the Board.

(b) Powers of Committee.    The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers, employees, directors, consultants and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Deferred Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

(vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like;

(vii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

(c) Delegation of Authority to Grant Awards.    The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.     The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 12,700,000 shares of Stock. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholdings, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. No more than fifty percent (50%) of the number of shares of Stock available for issuance under the Plan as of May 8, 2003, and as approved by the Company’s stockholders at the 2003 Annual Meeting of Stockholders (which such number shall be deemed to include any shares of Stock that become re-available for issuance due to their forfeiture, cancellation or reacquisition by the Company after such date) may be issued in the form of non-Stock Option Awards. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 600,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Recapitalizations.     If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan or for the Independent Directors pursuant to Section 5(c) of the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions.     In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Transaction”), the outstanding Options held by Independent Directors shall become fully vested. Upon the effectiveness of the Transaction, the Plan and all Awards granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards of new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination (1) all options held by such optionee which are then exercisable, and (2) such number of additional options held by such optionee, to the extent such options are not then exercisable, as may be specified in the relevant option agreement, if any. During this 15-day period, Independent Directors may exercise unvested Options that will become fully vested upon the effectiveness of the Transaction, subject to the consummation of the Transaction.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Transaction, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

(d) Substitute Awards.    The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.	ELIGIBILITY

Participants in the Plan will be such directors, officers and other employees, consultants and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Non-Qualified Stock Options may be granted to officers, employees, directors, advisors, consultants and key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market

Value on the date of grant in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v) Termination.    Unless otherwise provided in the option agreement or determined by the Committee, upon the optionee’s termination of employment (or other business relationship) with the Company and its Subsidiaries, the optionee’s rights in his Stock Options shall automatically terminate.

(vi) Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Reload Options.    At the discretion of the Committee, Options granted under Section 5(a) may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional

Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

(c) Grants to Directors.

(i) Automatic Grant.

(A) The Chairman of the Board of Directors (the “Chairman”), provided he or she is not an officer of the Company, and each non-affiliate Independent Director who is serving as a director of the Company on the fifth business day after each annual meeting of stockholders shall automatically be granted either (1) a Deferred Stock Award for 3,600 deferred stock units; or (2) Non-Qualified Stock Options to acquire 12,000 shares of Stock.

(B) The parties receiving an Award under Section 5(c)(i)(A) shall elect in advance whether to receive the automatic grant as either a Deferred Stock Award or Non-Qualified Stock Options. Such election shall be made at the time and in the form as required by the Committee.

(ii) Terms.

(A) Deferred Stock Award. The Deferred Stock Award pursuant to this Section 5(c) shall be granted quarterly in arrears, shall be fully vested upon grant and shall be paid to the recipient in the form of shares of Stock as soon as reasonably practicable following his or her cessation of service as a director of the Company, but in no event shall such Deferred Stock Award be paid more than two and one-half months after the end of the year in which such cessation of service occurs.

(B) Non-Qualified Stock Option.

(1) The Option Exercise Price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date of grant.

(2) Each Stock Option granted pursuant to this Section 5(c) shall be granted quarterly in arrears, and shall be exercisable as specified by the Committee. No such Stock Option shall be exercisable after the seventh anniversary of the date it was granted.

(3) If an optionee ceases to be a director for any reason, each Stock Option granted to such optionee under this Section 5(c) shall terminate immediately with respect to all shares of Stock for which it is not then exercisable. With respect to the remaining shares, such Option shall terminate 60 days after the date the optionee ceases to be a director or at the expiration of the stated term of the Option, if earlier; provided, however, that (1) if the optionee dies while a director, such Option may be exercised for such remaining shares by the personal representative or legatee of the optionee for a period of one year from the date of death or until the expiration of the stated term of the Option, if earlier; or (2) if the optionee ceases to be a director by reason of disability, such Option may be exercised for such remaining shares by the director for six months after the date the optionee ceases to be a director or until the expiration of the stated term of the Option, if earlier.

(4) A Stock Option granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(v). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options.

(iii) Limited to Chairman and Independent Directors. The provisions of this Section 5(c) shall apply only to Deferred Stock Awards and Stock Options automatically granted or to be automatically granted under Section 5(c)(i)(A), and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Award issued under this Plan to a participant who is not granted an Award under Section 5(c)(i)(A). To the extent that they are inconsistent with any other provisions of the Plan, the provisions of this Section 5(c) shall govern the rights and obligations of the Company and the Chairman and Independent Directors respecting Deferred Stock Awards and Stock Options automatically granted or to be automatically granted to the Chairman and Independent Directors.

SECTION 6.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.    The Committee may grant Restricted Stock Awards to any officer, employee, consultant or key person of the Company and its Subsidiaries. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder.    Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(e) below.

(c) Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant restricted stock agreement, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price from the participant or the participant’s legal representative.

(d) Vesting of Restricted Stock.    The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(e) Waiver, Deferral and Reinvestment of Dividends.    The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.	UNRESTRICTED STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock.    The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any officer, employee, consultant or key person of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

SECTION 8.	PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.    A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any officer, employee, consultant or key person of the Company or its Subsidiaries, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b) Restrictions on Transfer.    Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder.    A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d) Termination.    Except as may otherwise be provided by the Committee at any time, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

(e) Acceleration, Waiver, Etc.    At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.	DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.    A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A of the Code and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c) Rights as a Stockholder.    During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Committee may determine.

(d) Termination.    Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 10.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any officer, employee, consultant or key person, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11.	TAX WITHHOLDING

Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

SECTION 12.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding any other provision of this Plan to the contrary, no outstanding Option under the Plan may be re-priced, either by amendment to the Option or by cancellation of the Option in exchange for the grant of a new Option with a lower exercise price, without the prior approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. If and to the extent determined by the Committee to be required by the Act to ensure that Awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, or that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. Any material Plan amendments shall be subject to shareholder approval to the extent required by Rule 4350(i) of the Nasdaq Stock Market, Inc., as such rule may be amended and interpreted from time to time.

SECTION 14.	STATUS OF PLAN

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements.    The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 16.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after June 15, 2016.

SECTION 17.	GOVERNING LAW

This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.

The Board of Directors recommends a vote FOR the election of all nominees as directors and FOR Proposals 2, 3 and 4.	Please Mark Here	☐
for Address
Change or
Comments
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS Nominees:		01 Peter J. Smith
02 Bradford C. Morley 03 Patrick J. Zilvitis
			FOR	AGAINST	ABSTAIN
FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed above	2. APPROVE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐
☐	☐		FOR	AGAINST	ABSTAIN
		3. APPROVE AMENDMENT TO THE SECOND AMENDED AND RESTATED ANSYS, INC. 1996 STOCK OPTION AND GRANT PLAN	☐	☐	☐
			FOR	AGAINST	ABSTAIN
		4. RATIFY SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.

PLAN TO ATTEND THE MEETING ☐

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

THIS PROXY WILL BE VOTED AS DIRECTED HEREON, OR IF RETURNED EXECUTED, WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, FOR THE AMENDMENT TO THE SECOND AMENDED AND RESTATED ANSYS, INC. 1996 STOCK OPTION AND GRANT PLAN, AND FOR THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.

Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

Signature(s)	Date	, 2006

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/anss Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR

THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 15, 2006

The undersigned hereby appoints JAMES E. CASHMAN III and MARIA T. SHIELDS, attorneys and proxies, with full power of substitution, to represent the undersigned and to vote all shares of stock of ANSYS, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held at the Southpointe Club, Southpointe, 360 Southpointe Blvd., Canonsburg, Pennsylvania on Thursday, June 15, 2006, at 2:00 p.m. Eastern Time, or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

(Continued, and to be signed and dated, on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Admittance Pass

2006 Annual Meeting of Stockholders

ANSYS, Inc.

Thursday June 15, 2006

2:00 p.m. Eastern Time

Southpointe Club

Southpointe

360 Southpointe Blvd.

Canonsburg, Pennsylvania

Please Present This Admittance Pass When Entering The Meeting